Exhibit 99.1

Tidewater to Present at the 2011 UBS Global Oil & Gas Conference

NEW ORLEANS, May 16, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2011 UBS Global Oil & Gas Conference in Austin, Texas on Thursday, May 26, 2011, at approximately 10:35 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on May 26, 2011, at approximately 5:00 p.m. Central time and will be available for thirty days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 378 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.